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                                                                   EXHIBIT 23.02




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of additional shares under the Intuit Inc. 1993 Equity Incentive Plan as amended and restated through November 25, 1996 of our report dated September 6, 1996, (except for Note 12 as to which the date is September 18, 1996), with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the fiscal year ended July 31, 1996 filed with the Securities and Exchange Commission.



                                                    ERNST & YOUNG LLP

Palo Alto, California

November 22, 1996